UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 15, 2009

West Bancorporation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Iowa	0-49677	42-1230603
_____________________	______________	______________
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1601 22nd Street, West Des Moines, Iowa	50266
_________________________________	__________
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	515-222-2300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 15, 2009, West Bancorporation, Inc. (“West Bancorporation” or “the Company”) entered into a letter agreement with David R. Milligan in connection with his appointment as Interim Chief Executive Officer of the Company (the “Milligan Agreement”).  Immediately prior to July 15, 2009, Mr. Milligan was employed as a Senior Vice President of West Bank, the primary wholly-owned subsidiary of the Company.  He also has been a director of the Company since April 2009 and of West Bank for many years.  Mr. Milligan will report to the Board of Directors and perform those duties customarily associated with the chief executive officer position.  He will be paid an annual salary of $250,000.  He will also receive those employee benefits and perquisites which West Bancorporation generally makes available to its executive officers.  There are no provisions for bonus or severance payments in the Milligan Agreement.  Mr. Milligan’s employment pursuant to the Milligan Agreement will end following the appointment of a new Chief Executive Officer plus a transition period or upon written notice of termination by either party.  Mr. Milligan will be subject to restrictions on competition, solicitation, and disclosure for a period of one year after he ceases being an employee of West Bancorporation.  He has also been appointed to serve as Chairman and Chief Executive Officer of West Bank.

A copy of the Milligan Agreement is filed as Exhibit 10.24 to this Current Report on Form 8-K.

Item 1.02.  Termination of a Material Definitive Agreement.

On July 15, 2009, the Employment Agreement dated May 23, 2008, between West Bancorporation and Thomas E. Stanberry was terminated by Mr. Stanberry’s resignation.  Mr. Stanberry was Chairman, President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of West Bank.  Mr. Stanberry resigned all of his offices and directorships with the Company and all of its subsidiaries and affiliates.  No severance may be paid due to termination of the Employment Agreement because of the restrictions on executive compensation in the American Recovery and Reinvestment Act of 2009 and the Company’s participation in the United States Department of the Treasury’s Capital Purchase Program.

Item 2.02.  Results of Operations and Financial Condition.

On July 15, 2009, West Bancorporation issued a Press Release announcing that the Company preliminarily believes it will report a loss of approximately $5.3 million for the second quarter of 2009 and that no dividend will be paid to common stock shareholders.  The anticipated Company loss is primarily due to taking an anticipated provision for loan losses of $15 million at West Bank. Net loans charged off at West Bank during the second quarter totaled $9.4 million.  The Company further announced that market volatility and below normal earnings have combined to cause the price of the Company’s common stock to drop below its book value.  The Company has hired a third party valuation firm to assist management in determining whether goodwill has been impaired, and, if so, to what extent.  If it is determined goodwill has been impaired, the loss for the second quarter will be increased.  As of June 30, 2009, the Company had goodwill totaling $25 million.  Any goodwill impairment would be a non-cash charge and would not impact regulatory capital.  The Company and West Bank will remain well capitalized for regulatory purposes irrespective of the anticipated loss or any goodwill impairment.  The Company will release its detailed earnings for the second quarter of 2009 and file its second quarter Form 10-Q before the market opens on Thursday, July 30, 2009.

A copy of the Press Release is attached as Exhibit 99 to this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers.

On July 15, 2009, West Bancorporation, Inc. announced that Thomas E. Stanberry resigned as West Bancorporation, Inc.’s Chairman, President, and Chief Executive Officer and as a director of the Company.  Mr. Stanberry also resigned all of his offices and positions with the Company’s affiliates.  The resignations were effective July 15, 2009.

On July 15, 2009, West Bancorporation announced that David R. Milligan has been appointed West Bancorporation’s Interim Chief Executive Officer.  A brief description of the material terms of the employment agreement between Mr. Milligan and West Bancorporation (the “Milligan Agreement”) is included under Item 1.01.  A copy of the Milligan Agreement is attached hereto as Exhibit 10.24.

Mr. Milligan, age 61, has within the last five years been employed as CEO and Chairman, Executive Vice President, and, most recently, Senior Vice President of West Bank.  Mr. Milligan retired from West Bank in December 2006 and rejoined the bank earlier this year.  Mr. Milligan was employed by West Bank continuously from 1979 through 2006.  He is presently serving as a director of both West Bancorporation and West Bank.  He has been a member of the West Bank Board for many years and was re-elected to the West Bancorporation Board in April of 2009, having served on that Board several years ago.  During 2007 and 2008, Mr. Milligan practiced law with the law firm of Ahlers & Cooney, P.C., Des Moines, Iowa.  Mr. David R. Milligan is not related to Mr. George D. Milligan, West Bancorporation Director.

Item 8.01 Other Events.

On July 15, 2009, the Company’s Board of Directors elected Jack G. Wahlig and Robert G. Pulver as its Chair and Vice-Chair respectively.  The Board also appointed a Search Committee to identify and recommend candidates to serve as Chief Executive Officer of the Company.  The Search Committee is comprised of the following Board members:  George Milligan, Chair, Robert Pulver, Frank Berlin, Connie Wimer, and Joyce Chapman.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.24	Letter agreement dated July 15, 2009, between West Bancorporation, Inc. and David R. Milligan.
99	Press Release of West Bancorporation, Inc. dated July 15, 2009.

The information contained in this report may contain forward-looking statements about the Company’s growth and acquisition strategies, new products and services, and future financial performance, including earnings and dividends per share, return on average assets, return on average equity, efficiency ratio and capital ratios.  Certain statements in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements preceded by, followed by or that include the words “believes,” “expects,” “intends,” “should,” or “anticipates,” or similar references or references to estimates or similar expressions.  Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties.  Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; actions of bank and non-bank competitors; changes in local and national economic conditions; changes in regulatory requirements, including actions of the Securities and Exchange Commission and/or the Federal Reserve Board; changes in the Treasury’s Capital Purchase Program; and customers’ acceptance of the Company’s products and services.  The Company undertakes no obligation to revise or update such forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bancorporation, Inc.

July 15, 2009	By: Douglas R. Gulling
_________________________________________________
Name: Douglas R. Gulling
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No. _______	Description _____________________________________________________________

10.24	Letter agreement dated July 15, 2009, between West Bancorporation, Inc. and David R. Milligan.
99	Press Release of West Bancorporation, Inc. dated July 15, 2009.